UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

 X  ..

Preliminary information statement

     ..

Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

     ..

Definitive information statement

SMARTDATA CORPORATION

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

..	No fee required

X ..	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:

Common Stock, $.001 par value per share

(2)	Aggregate number of securities to which transaction applies:

15,000,000

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):

$0.01

(4)	Proposed maximum aggregate value of transaction:

$150,000

(5)	Total fee paid:

$30.00

..	Fee paid previously with preliminary materials.

..

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

1

(3)	Filing Party:

(4)	Date Filed:

2

SMARTDATA CORPORATION

P.O. Box 573633

Murray, UT 84157

(801) 557-6748

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To All Stockholders of SmartData Corporation:

The purpose of this letter is to inform you that the Board of Directors of SmartData Corporation, a Nevada corporation (the “Company”), by unanimous written consent in lieu of a meeting, and the holders of a majority of the Company’s voting capital stock, by written consent in lieu of a meeting, have approved the merger of Sure Storage USA, Inc., a Nevada corporation (“Sure Storage”), with and into the Company (the “Merger”) and certain related actions as more specifically described in the accompanying Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Merger is anticipated to be effective on or about April 5, 2010. Among other things, the Merger will involve or result in the following:

•

A one (1) for fifteen (15) reverse stock split (with fractional shares rounded up to the nearest whole number of shares) of the outstanding shares of Common Stock of the Company before the effective time of the Merger (the “Reverse Stock Split”);

•

Sure Storage being merged with and into the Company, the separate corporate existence of Sure Storage ceasing and the Company continuing as the surviving corporation (the “Surviving Corporation”), which shall exist under, and be governed by, the laws of the State of Nevada;

•

Each issued and outstanding share of Sure Storage Common Stock being converted into the right to receive one (1) newly-issued share of the Surviving Corporation’s Common Stock;

•

Each issued and outstanding share of Sure Storage Series A Preferred Stock being converted into the right to receive one (1) newly-issued share of the Surviving Corporation’s Series A Preferred Stock;

•

The corporate name of the Company as the Surviving Corporation being changed to “Sure Storage USA, Inc.”

•

Michael D. Roberts, Burkeley J. Priest and Gerald H. Rice being the directors of the Company as the Surviving Corporation (with Michael D. Roberts being the Chairman of the Board); and Michael D. Roberts, Kent M. Flake and Ann N. Cuneo being the Chief Executive Officer and Treasurer, Chief Operating Officer and Secretary, respectively, of the Company as the Surviving Corporation;

•

The Articles of Incorporation of the Company as the Surviving Corporation being amended and restated to read as set forth in the Amended and Restated Articles of Incorporation of SmartData Corporation (Renamed Sure Storage USA, Inc.), a Nevada corporation, in substantially the form of Exhibit C to the accompanying Information Statement;

•

The Bylaws of the Company as the Surviving Corporation being amended and restated to read as set forth in the Amended and Restated Bylaws of SmartData Corporation (Renamed Sure Storage USA, Inc.), a Nevada corporation, in substantially the form of Exhibit D to the accompanying Information Statement;

•

The Company as the Surviving Corporation assuming all outstanding Sure Storage convertible promissory notes;

•

The Sure Storage Stock Incentive Plan becoming the Stock Incentive Plan of the Company as the Surviving Corporation; and

•

All property, rights, privileges, powers and franchises of the Company and Sure Storage being vested in the Company as the Surviving Corporation, and all debts, liabilities and duties of the Company and Sure Storage being the debts, liabilities and duties of the Company as the Surviving Corporation.

1

The accompanying Information Statement, which describes the Merger in more detail, is being furnished to you for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. Pursuant to Rule 14c-2 under the Exchange Act, the Merger may not be effected until at least 20 calendar days after the mailing of the accompanying Information Statement to the Company’s stockholders.

YOU HAVE THE RIGHT TO EXERCISE DISSENTERS’ RIGHTS UNDER SECTIONS 92A.300 THROUGH 92A.500 OF THE NEVADA REVISED STATUTES AND OBTAIN THE “FAIR VALUE” OF YOUR SHARES OF CAPITAL STOCK OF THE COMPANY, PROVIDED THAT YOU COMPLY WITH THE CONDITIONS ESTABLISHED UNDER APPLICABLE PROVISIONS OF THE NEVADA REVISED STATUTES. FOR A DISCUSSION REGARDING YOUR DISSENTERS’ RIGHTS, SEE THE SECTION TITLED “DISSENTERS’ RIGHTS” IN THE ACCOMPANYING INFORMATION STATEMENT AND EXHIBIT E ATTACHED THERETO, WHICH RECITES ALL APPLICABLE STATUTORY PROVISIONS.

March 14, 2010	By Order of the Board of Directors

Burkeley J. Priest
Chairman of the Board and Chief Executive Officer

2

SMARTDATA CORPORATION

P.O. Box 573633

Murray, UT 84157

(801) 557-6748

INFORMATION STATEMENT

March 14, 2010

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being mailed on or about March 14, 2010 to stockholders of SmartData Corporation, a Nevada corporation (the “Company”), in connection with the merger of Sure Storage USA, Inc., a Nevada corporation (“Sure Storage”), with and into the Company (the “Merger”) and certain related actions as more specifically described in this Information Statement.

On February 22, 2010, the Company’s Board of Directors (the “Board”), by unanimous written consent in lieu of a meeting, approved the Merger and related actions. On February 22, 2010, Burkeley J. Priest and The Munson Family Limited Partnership (of which Gerald H. Rice is the general partner), the holders of a majority of the Company’s voting capital stock (the “Majority Stockholders”), by written consent in lieu of a meeting, approved the Merger and related actions. The Board and the Majority Stockholders also approved the Agreement and Plan of Merger (the “Merger Agreement”) attached hereto as Exhibit A, which sets forth the terms and conditions of the Merger.

The Nevada Revised Statutes permit the holders of a majority of the issued and outstanding shares of the voting capital stock of a corporation to approve and authorize corporate actions by written consent as if such actions were undertaken at a duly called and held meeting of stockholders. As of February 22, 2010, the Majority Stockholders collectively held approximately 86.4% of the Company’s voting capital stock, consisting of 31,013,000 shares or 86.4% of the Company’s issued and outstanding Common Stock, par value $.001 per share (the “Common Stock”). Each share of Common Stock is entitled to one vote.

The Majority Stockholders’ written consent satisfies the stockholder approval requirement for the Merger and certain related actions as more specifically described in this Information Statement. No other Board or stockholder approval is required in order to effect the Merger and such related actions. Accordingly, this Information Statement is being furnished to you for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. Pursuant to Rule 14c-2 under the Exchange Act, the Merger may not be effected until at least 20 calendar days after the mailing of this Information Statement to the Company’s stockholders.

The expenses of mailing this Information Statement will be borne by the Company, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may in the future supplement it. The Company contemplates that brokerage houses, custodians, nominees and fiduciaries will forward this Information Statement to the beneficial owners of the Company’s capital stock held of record by these persons, and the Company will reimburse them for their reasonable expenses incurred in this process. The close of business on February 22, 2010 is the record date (the “Record Date”) for the determination of stockholders who are entitled to receive this Information Statement.

YOU HAVE THE RIGHT TO EXERCISE DISSENTERS’ RIGHTS UNDER SECTIONS 92A.300 THROUGH 92A.500 OF THE NEVADA REVISED STATUTES AND OBTAIN THE “FAIR VALUE” OF YOUR SHARES OF CAPITAL STOCK OF THE COMPANY, PROVIDED THAT YOU COMPLY WITH THE CONDITIONS ESTABLISHED UNDER APPLICABLE PROVISIONS OF THE NEVADA REVISED STATUTES. FOR A DISCUSSION REGARDING YOUR DISSENTERS’ RIGHTS, SEE THE SECTION TITLED “DISSENTERS’ RIGHTS” IN THIS INFORMATION STATEMENT AND EXHIBIT E ATTACHED HERETO, WHICH RECITES ALL APPLICABLE STATUTORY PROVISIONS.

SUMMARY TERM SHEET

This Summary Term Sheet, together with the “Questions and Answers About the Merger,” summarizes the material information in the Information Statement. You should carefully read this entire Information Statement and the other documents to which this Information Statement refers you for a more complete understanding of the transaction being undertaken. In addition, you may obtain additional business and financial information about SmartData Corporation without charge by following the instructions in “Where You Can Find More Information” beginning on page __. Attached as Exhibit A to this Information Statement is the Agreement and Plan of Merger, dated as of February 23, 2010, between SmartData Corporation and Sure Storage USA, Inc. We encourage you to read the Merger Agreement, as it is the legal document that governs the Merger.

The Merger and the Merger Agreement

•

The Parties to the Merger. SmartData Corporation, a Nevada corporation, is a “shell” corporation and has no substantial business or operations.  The primary business of SmartData Corporation is to identify potential merger or acquisition candidates. Sure Storage USA, Inc., a Nevada corporation, is a development stage company that intends to acquire and operate self storage properties in the Southwestern US.  See “Description of Sure Storage USA Business.”

•

The Merger. Pursuant to the Merger Agreement, Sure Storage USA will merger with and into SmartData Corporation with SmartData Corporation being the surviving corporation in the Merger (the “Surviving Corporation”). Upon closing of the Merger, the Surviving Corporation will change its name to Sure Storage USA, Inc. and will continue the business of Sure Storage.

•

Merger Consideration. The shareholders of Sure Storage USA, Inc. will receive one shares of SmartData Corporation common stock (post reverse split) for each share of Sure Storage USA common stock, and one share of SmartData Corporation Series A Preferred Stock for each share of Sure Storage USA Series A Preferred Stock.

•

Treatment of Outstanding Options. Upon the consummation of the Merger, all outstanding options to acquire Sure Storage USA common stock will be converted into the right to purchase the same number of shares of common stock of the Surviving Corporation at the same price and on the same terms as the original option.

•	Conditions to the Merger. The consummation of the Merger depends on the satisfaction or waiver of a number of conditions, including the following:

	•	since the date of the Merger Agreement, there must not have been any material adverse effect on either party;

	•	All representations and warranties in the Merger Agreement by both Sure Storage USA and SmartData Corporation must be true and correct as of the closing; and

•

Both Sure Storage USA and SmartData Corporation must have performed in all material respects all obligations under the Merger Agreement that each is required to perform at or prior to the closing of the Merger.

•	Termination of the Merger Agreement. The Merger Agreement may be terminated:

	•	by mutual written consent of Sure Storage USA and SmartData Corporation;

	•	by either SmartData Corporation or Sure Storage USA, if the Merger is not consummated on or before March 31, 2010, unless extended by mutual consent;

•

by SmartData Corporation, if Sure Storage has materially breached any of its covenants or agreements under the Merger Agreement, or if any of the conditions to closing relating to such covenants, agreements, representations and warranties would not be satisfied, unless such breach is susceptible to cure, then Sure Storage shall have ten (10) business days to cure; and

•

by Sure Storage,  if SmartData Corporation Storage has materially breached any of its covenants or agreements under the Merger Agreement, or if any of the conditions to closing relating to such covenants, agreements, representations and warranties would not be satisfied, unless such breach is susceptible to cure, then SmartData Corporation shall have ten (10) business days to cure.

Contact Information

SMARTDATA CORPORATION

P.O. Box 573633

Murray, UT 84157

(801) 557-6748

Regulatory Approvals

The Merger will not require the regulatory approval of any federal or state agency, other than the routine filing of Articles of Merger with the Secretary of State of the State of Nevada.  No anti-trust laws will be applicable to the Merger.

No Reports, Opinions or Appraisals

Neither SmartData Corporation nor Sure Storage USA has requested or received any report, opinion or appraisal with respect to the Merger, the valuation of the consideration given or the transaction.

Past Contacts, Transactions or Negotiations

During the past two years, other than the negotiations of the Merger Agreement, there has not occurred any negotiations, transactions or material contracts between SmartData Corporation and Sure Storage USA or its affiliates. In connection with the Merger, the Surviving Corporation anticipates entering into employment of consulting agreements with each of Burkeley J. Priest and Fine Line Specs, LLC, a company controlled by Wendy Rice and Caroline Villines.  See “Interests Of Certain Persons In Or Opposition To Matters To Be Acted Upon” below.

OUTSTANDING VOTING SECURITIES

As of the close of business on the Record Date, there were 35,876,781 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote.  However, no vote of the shareholders of SmartData Corporation is being sought.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the number of shares of Common Stock beneficially owned on the Record Date, by:

• each person who is known by us to beneficially own 5% or more of the Common Stock;

• each of our directors and named executive officers; and

• all of our directors and executive officers, as a group.

Except as otherwise set forth below, the address of each of the persons listed below is: c/o SmartData Corporation, P.O. Box 573633, Murray, UT 84157. Unless otherwise indicated, the Common Stock beneficially owned by a holder includes shares owned by a spouse, minor children and relatives sharing the home of such holder, as well as entities owned or controlled by such holder, and also includes shares subject to options to purchase our Common Stock exercisable within 60 days after the Record Date. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment power with respect to their shares.

Name and Address of Beneficial Owner	Common Stock Beneficially Owned (1)
	Shares	%
5% or Greater Stockholders:
Munson Family Limited Partnership (2) 3374 Starview Drive Bend, OR 97701	16,975,000	47.45%

Directors and Named Executive Officers:
Burkeley J. Priest (3)	13,938,000	38.96%
Wendy I. Rice(4)	16,975,000	47.45%
Caroline L. Villines(5)	-0-	*

All directors and executive officers as a group (3 persons)	30,913.000	86.41%

____________

*           Less than 1% of outstanding shares.

(1)

The applicable percentage of ownership for each beneficial owner is based on 35,776,781 shares of Common Stock outstanding as of February 22, 2010. Shares of Common Stock issuable upon exercise of options, warrants or other rights beneficially owned that are exercisable within 60 days are deemed outstanding for the purpose of computing the percentage ownership of the person holding such securities and rights but are not deemed outstanding for computing the percentage ownership of any other person.

(2) Mr. Gerald H. Rice, a former officer and director of SmartData Corporation, is the General Partner.

(3) Mr. Priest is an officer and director of the Company.

(4)

Ms. Rice, a director of the Company, is the spouse of Mr. Gerald H. Rice and may be deemed to indirectly beneficially own the 16,975,000 shares of Common Stock owned by the Munson Family Limited Partnership.  Ms. Rice disclaims beneficial ownership of shares held by the Munson Family Limited Partnership.

(5) Ms. Villines is an executive officer and director of the Company.

INTERESTS OF CERTAIN PERSONS IN OR

OPPOSITION TO MATTERS TO BE ACTED UPON

No person who has been a director or officer of the Company at any time since the beginning of the last fiscal year, or any of their respective affiliates, has any substantial interest in the Merger other than as disclosed in this Information Statement. The security ownership of such persons is listed in the section titled “Security Ownership of Certain Beneficial Owners and Management” above.

After the Closing, it is anticipated that the Surviving Corporation will enter into an employment agreement with Burkeley J. Priest pursuant to which Mr. Priest will receive a monthly salary of approximately $2,000 and will be granted the right to purchase 500,000 shares of the Surviving Corporation.  The Surviving Corporation also intends to enter into a consulting agreement with Fine Line Specs, LLC, a company controlled by or in which Wendy Rice and Caroline L. Villines have a beneficial or financial interest.  Pursuant to such consulting agreement, the Surviving Corporation will pay annual consulting fees estimated to be approximately $200,000.

Stujac LLC, a company controlled by Wendy Rice and Caroline Villines, holds debt in Sure Storage USA, Inc. that will be assumed by the Surviving Corporation, and which will be convertible into approximately 3,000,000 shares of Common Stock.

The Merger and related actions were unanimously approved by the Board of the Company.

THE MERGER

Questions and Answers Regarding the Merger

The following questions and answers are intended to respond to frequently asked questions regarding the Merger. These questions do not, and are not intended to, address all of the questions that may be important to you. You should read carefully this entire Information Statement, as well as its Exhibits and documents incorporated by reference.

Q:	Why are the Company and Sure Storage merging?

A:

In recent years the Company has not had an operating business generating revenues. Rather, the Company has focused its efforts on seeking a business opportunity, with a view towards attempting to locate and negotiate with a business entity for the merger of that entity into the Company. We believe that the Merger of Sure Storage with and into the Company is a business opportunity worthy of pursuit and that the resulting combination of the two companies will create a stronger, more competitive company capable of achieving greater financial strength, operational efficiencies, earning power and growth potential than either company would have on its own.

Q:	Why is the Company not holding a stockholders’ meeting to approve the Merger?

A:

The Board already has approved the Merger and already has received the written consent of the holders of a majority of the Company’s voting capital stock approving the Merger. Under the Nevada Revised Statutes, the Merger may be approved by the written consent of the holders of a majority of a corporation’s voting capital stock. As the Company already has received such written consent, a meeting is not necessary and represents a substantial and avoidable expense.

Q:	What are the principal results of the Merger?

A:

Among other things, the Merger involves or entails:

•

A one (1) for fifteen (15) reverse stock split (with fractional shares rounded up to the nearest whole number of shares) of the outstanding shares of Common Stock of the Company before the effective time of the Merger (the “Reverse Stock Split”), which will be effected by the filing of the Reverse Stock Split Certificate of Amendment (as defined below) with the Nevada Secretary of State before the effective time of the Merger;

•

Sure Storage being merged with and into the Company, the separate corporate existence of Sure Storage ceasing and the Company continuing as the surviving corporation (the “Surviving Corporation”), which shall exist under, and be governed by, the laws of the State of Nevada;

•

Each issued and outstanding share of Sure Storage Common Stock being converted into the right to receive one (1) newly-issued share of the Surviving Corporation’s Common Stock;

•

Each issued and outstanding share of Sure Storage Series A Preferred Stock being converted into the right to receive one (1) newly-issued share of the Surviving Corporation’s Series A Preferred Stock;

•

The corporate name of the Company as the Surviving Corporation being changed to “Sure Storage USA, Inc.”

•

Michael D. Roberts, Burkeley J. Priest and Gerald H. Rice being the directors of the Company as the Surviving Corporation (with Michael D. Roberts being the Chairman of the Board); and Michael D. Roberts, Kent M. Flake and Ann N. Cuneo being the Chief Executive Officer and Treasurer, Chief Operating Officer and Secretary, respectively, of the Company as the Surviving Corporation;

•

The Articles of Incorporation of the Company as the Surviving Corporation being amended and restated to read as set forth in the Amended and Restated Articles of Incorporation of SmartData Corporation (Renamed Sure Storage USA, Inc.), a Nevada corporation, in substantially the form of Exhibit C to this Information Statement;

•

The Bylaws of the Company as the Surviving Corporation being amended and restated to read as set forth in the Amended and Restated Bylaws of SmartData Corporation (Renamed Sure Storage USA, Inc.), a Nevada corporation, in substantially the form of Exhibit D to this Information Statement;

•

The Company as the Surviving Corporation assuming all outstanding Sure Storage convertible promissory notes;

•

The Sure Storage Stock Incentive Plan becoming the Stock Incentive Plan of the Company as the Surviving Corporation; and

•

All property, rights, privileges, powers and franchises of the Company and Sure Storage being vested in the Company as the Surviving Corporation, and all debts, liabilities and duties of the Company and Sure Storage being the debts, liabilities and duties of the Company as the Surviving Corporation.

Q:	How will the Merger affect my ownership?

A:

Your ownership interest in the Company will be diluted by the Merger. As a result of the one-for –fifteen reverse split, and the subsequent issuance of approximately 15,000,000 shares of Common Stock in the Merger, the shareholders of the Company will end up owning approximately 13.75% of the Surviving Company, before conversion of any convertible debt or any issuance of Common Stock under the Stock Incentive Plan.

Q:	What do I do with my stock certificates?

A:

You do not need to undertake any action with respect to your stock certificates. If you transfer your stock and deliver your stock certificates in connection with such transfer before the Merger, then such delivery will constitute “good delivery” of shares. New certificates representing shares of the Surviving Corporation will be issued to the party acquiring shares in such a transfer. New certificates also will be issued upon the request of any stockholder, subject to normal requirements as to proper endorsement, signature guarantee (if required) and payment of applicable taxes.

IT WILL NOT BE NECESSARY FOR THE COMPANY’S STOCKHOLDERS TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR CERTIFICATES OF THE SURVIVING CORPORATION. OUTSTANDING STOCK CERTIFICATES OF THE CURRENT COMPANY SHOULD NOT BE DESTROYED OR SENT TO THE COMPANY.

Q:	What if I lost my stock certificate?

A:

If you lost your stock certificate, you can contact the Company’s transfer agent to have a new certificate issued. You may be required to post a bond or other security to reimburse the Company for damages or costs if the certificate is delivered later for sale or transfer. The Company’s transfer agent may be reached at:

Action Stock Transfer Corporation

7069 S. Highland Drive, Suite 300

Salt Lake City, UT 84121

Attn: Justeene Blankenship

Phone: (801) 274-1088

Fax: (801) 274-1099

Email: justblank@yahoo.com

Q:	Am I entitled to dissenters’ rights?

A:

Yes. Under the Nevada Revised Statutes, holders of the Company’s Common Stock who do not vote in favor of the Merger may, under certain circumstances and by following the procedures prescribed by the Nevada Revised Statutes, exercise their respective rights to dissent from the corporate action authorizing the Merger and receive cash for their shares of the Company’s Common Stock. A dissenting stockholder must follow the appropriate procedures under the Nevada Revised Statutes or suffer the termination or waiver of such rights. For a detailed discussion of such rights, see the section in this Information Statement titled “Dissenters’ Rights.”

Q:	Who will pay the costs of Merger?

A:

The Company will pay all of the costs of the Merger, including the expenses of preparing and mailing this Information Statement and all documents that now accompany or may in the future supplement it. The Company contemplates that brokerage houses, custodians, nominees and fiduciaries will forward this Information Statement to the beneficial owners of the Company’s capital stock held of record by these persons, and the Company will reimburse them for their reasonable expenses incurred in this process. The Company does not anticipate contracting for other services in connection with the Merger.

BACKGROUND AND PURPOSE OF THE MERGER

Introduction

The following discussion summarizes certain aspects of the Merger, which the Company anticipates will be effective on or about April 5, 2010. Please note that the Merger Agreement provides that the Merger Agreement may be terminated in certain circumstances. If the Merger Agreement is terminated, then the Merger would not be consummated, in which event the existing Articles of Incorporation and Bylaws of the Company would remain in effect.

The following discussion is not a complete statement of the terms of the Merger, the Merger Agreement or of the provisions affecting, and differences between, your rights as a stockholder of the Company before the Merger and your rights as a stockholder of the Company as the Surviving Corporation following the Merger. The discussion is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit A, the Certificate of Amendment of the Articles of Incorporation of the Company effecting the Reverse Stock Split (the “Reverse Stock Split Certificate of Amendment”), which is substantially in the form attached hereto as Exhibit B, the Amended and Restated Articles of Incorporation of SmartData Corporation (Renamed Sure Storage USA, Inc.), a Nevada corporation, which is substantially in the form attached hereto as Exhibit C (the “Amended and Restated Surviving Corporation Articles of Incorporation”), and the Amended and Restated Bylaws of SmartData Corporation (Renamed Sure Storage USA, Inc.), a Nevada corporation, which is substantially in the form attached hereto as Exhibit D (the “Amended and Restated Surviving Corporation Bylaws”).

Reasons for the Merger

Our primary strategy has been to identify possible merger or acquisition candidates that would allow our shareholders to acquire an interest in an operating business with growth and income potential.  We believe that the business, strategy and management of Sure Storage USA, Inc., with its focus on income producing self storage properties, provides the most attractive business opportunity in today’s market.

Description of the Merger

The Merger will be effected by Sure Storage USA, Inc., a Nevada corporation (“Sure Storage”), merging with and into the Company, at which time the separate corporate existence of Sure Storage will cease, and the Company will continue as the surviving corporation (the “Surviving Corporation”), which shall exist under, and be governed by, the laws of the State of Nevada, newly-named as “Sure Storage USA, Inc.”

The other principal results of the Merger are as follows:

•

A one (1) for fifteen (15) reverse stock split (with fractional shares rounded up to the nearest whole number of shares) of the outstanding shares of Common Stock of the Company will be effected before the effective time of the Merger upon the filing of the Reverse Stock Split Certificate of Amendment with the Nevada Secretary of State;

•

Each issued and outstanding share of Sure Storage Common Stock will be converted into the right to receive one (1) newly-issued share of the Surviving Corporation’s Common Stock;

•

Each issued and outstanding share of Sure Storage Series A Preferred Stock will be converted into the right to receive one (1) newly-issued share of the Surviving Corporation’s Series A Preferred Stock;

•

The corporate name of the Company as the Surviving Corporation will be changed to “Sure Storage USA, Inc.”

•

Michael D. Roberts, Burkeley J. Priest and Gerald H. Rice will be the directors of the Company as the Surviving Corporation (with Michael D. Roberts being the Chairman of the Board); and Michael D. Roberts, Kent M. Flake and Ann N. Cuneo will be the Chief Executive Officer and Treasurer, Chief Operating Officer and Secretary, respectively, of the Company as the Surviving Corporation;

•

The Articles of Incorporation of the Company as the Surviving Corporation will be amended and restated to read as set forth in the Amended and Restated Surviving Corporation Articles of Incorporation;

•

The Bylaws of the Company as the Surviving Corporation will be amended and restated to read as set forth in the Amended and Restated Surviving Corporation Bylaws;

•

The Company as the Surviving Corporation will assume all outstanding Sure Storage convertible promissory notes;

•

The Sure Storage Stock Incentive Plan will become the Stock Incentive Plan of the Company as the Surviving Corporation; and

•

All property, rights, privileges, powers and franchises of the Company and Sure Storage will be vested in the Company as the Surviving Corporation, and all debts, liabilities and duties of the Company and Sure Storage will be the debts, liabilities and duties of the Company as the Surviving Corporation.

REVERSE STOCK SPLIT

Reasons for the Reverse Stock Split

The Merger Agreement requires that the Reverse Stock Split be effected. Its purpose is to accommodate the proportional ownership interests in the Surviving Corporation of the pre-Merger stockholders of the Company and the pre-Merger stockholders of Sure Storage who will become stockholders of the Surviving Corporation upon consummation of the Merger.

Since the Board believes that the Merger is in the best interests of the Company and its current stockholders, the Board also believes that the Reverse Stock Split is in the best interests of the Company and its current stockholders. To effect the Reverse Stock Split, the Reverse Stock Split Certificate of Amendment must be filed with the Nevada Secretary of State. It is anticipated that such filing will occur soon before the filing of the Articles of Merger with the Nevada Secretary of State whereby the Merger will be consummated. No further action on the part of the stockholders of the Company will be required to effect the Reverse Stock Split. The Company currently has no specific plans to issue shares of Common Stock after effecting the Reverse Stock Split other than shares of Common Stock to be issued pursuant to the Merger.

Impact of the Reverse Stock Split if Effected

If effected, the Reverse Stock Split will automatically apply to all shares of Common Stock then outstanding.  The Reverse Stock Split at the time effected will not affect any stockholder’s percentage ownership or proportionate voting power. However, because the number of authorized shares of our Common Stock will not be reduced, the Reverse Stock Split will increase the Board’s ability to issue authorized and unissued shares without further stockholder action. In any event, at the Effective Time of the Merger, the Amended and Restated Surviving Corporation Articles of Incorporation will then be in effect, and the Amended and Restated Surviving Corporation Articles of Incorporation, among other things, increase the number of authorized shares of our Common Stock above such authorized number at the time of effecting the Reverse Stock Split.

The principal effect of the Reverse Stock Split will be that the number of shares of our Common Stock issued and outstanding will be reduced from 35,876,781 shares to approximately 2,391,800 shares. In addition, the Reverse Stock Split may increase the number of stockholders who own odd lots (less than 100 shares). Stockholders who own odd lots typically may experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales.

Effect on Fractional Shares

You will not receive fractional shares in connection with the Reverse Stock Split. All fractional shares that otherwise would result from effecting the Reverse Stock Split will be rounded up to the nearest whole share.

Effect on Registered and Beneficial Stockholders

Upon effecting the Reverse Stock Split, we intend to treat stockholders holding Common Stock in “street name”, through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If you hold your shares with a bank, broker or other nominee and if you have any question in this regard, we encourage you to contact your nominee.

Effect on Registered Certificated Shares

Some of our registered stockholders hold all their shares in certificate form. If any of your shares are held in certificate form, you will receive a transmittal letter from our transfer agent, Action Stock Transfer Corporation, as soon as practicable after the effective date of the Reverse Stock Split. The letter of transmittal will contain instructions on how to surrender your certificates representing your pre-reverse stock split shares to the transfer agent.

Potential Anti-Takeover Effect

The Reverse Stock Split could adversely affect the ability of third parties to take over or change the control of the Company by, for example, permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of the Company with another company. This potential anti-takeover effect will be reduced, however, by the Merger.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD SUBMIT ALL CERTIFICATES WITH THE APPROPRIATE ENDORSEMENTS REQUERSTED IN THE TRANSMITTAL LETTER.

Authorized Shares

The Reverse Stock Split would affect all issued and outstanding shares of Common Stock. Upon the effectiveness of the Reverse Stock Split, the number of authorized but unissued shares of Common Stock would increase due to the reduction in the number of shares of Common Stock issued and outstanding based on the Reverse Stock Split. We may issue such shares in the future. If we issue such shares, the ownership interest of holders of our Common Stock will be diluted. As of February 22, 2010, we had 50,000,000 shares of authorized Common Stock, of which 35,876,781 shares were issued and outstanding. As of the effective time of the Reverse Stock Split, we will continue to have 50,000,000 shares of authorized Common Stock, but of such authorized shares only approximately 2,391,800 shares will be issued and outstanding. However, approximately 15,000,000 shares of the Surviving Corporation’s Common Stock will be issued pursuant to the Merger, and approximately 62,500 shares of the Company’s Series A Preferred Stock will be issued pursuant to the Merger, which, initially, are convertible into the same number of shares of the Surviving Corporation’s Common Stock and over time could become convertible into a larger number of shares of the Surviving Corporation’s Common Stock. In any event, at the Effective Time of the Merger, the Amended and Restated Surviving Corporation Articles of Incorporation will then be in effect, and the Amended and Restated Surviving Corporation Articles of Incorporation, among other things, increase the number of authorized shares of our Common Stock from 50,000,000 to 150,000,000 shares.

Accounting Matters

The Reverse Stock Split will not affect the par value of the Common Stock. As a result, as of the effective time of the Reverse Stock Split, the stated capital attributable to Common Stock on the Company’s balance sheet will be reduced proportionately based on the Reverse Stock Split ratio of one (1) share for fifteen (15) shares, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value of our Common Stock will be restated because there will be fewer shares of Common Stock outstanding.

Procedure for Effecting Reverse Stock Split

The Reverse Stock Split will be effected by the filing of the Reverse Stock Split Certificate of Amendment with the Nevada Secretary of State before the Effective Time of the Merger. The Reverse Stock Split will become effective on the date of filing the Reverse Stock Split Certificate of Amendment with the Nevada Secretary of State. Beginning on the effective date of the Reverse Stock Split, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. The text of the Reverse Stock Split Certificate of Amendment is set forth in Exhibit B to this Information Statement. The text of the Reverse Stock Split Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Nevada Secretary of State.

Under the Nevada Revised Statutes, the state in which the Company is incorporated, the Reverse Stock Split does not require the Company to provide dissenting stockholders with a right of appraisal, and the Company will not provide stockholders with such right.

The Company believes that the federal income tax consequences of the Reverse Stock Split to holders of Common Stock will be as follows:

(i)

Except as explained in (v) below, no income gain or loss will be recognized by a stockholder upon the surrender of the current shares or receipt of the certificate representing new post-split shares.

(ii)

Except as explained in (v) below, the tax basis of the post-reverse split shares will equal the tax basis of the pre-reverse split shares exchanged therefor.

(iii)

Except as explained in (v) below, the holding period of the post-reverse split shares will include the holding period of the pre-reverse split shares if such pre-reverse split shares were held as capital assets.

(iv)

The conversion of the pre-reverse split shares into the post-reverse split shares will produce no taxable income or gain or loss to the Company.

(v)

The federal income tax treatment of the receipt of the additional fractional interest by a stockholder is not clear and may result in tax liability not material in amount in view of the low value of such fractional interest.

The Company’s opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

THE ABOVE DISCUSSION IS A BRIEF SUMMARY OF THE EFFECTS OF FEDERAL INCOME TAXATION ON THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE REVERSE STOCK SPLIT. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES. THE COMPANY ADVISES EACH PARTICIPANT TO CONSULT SUCH PARTICIPANT’S OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE INTERNAL REVENUE CODE.

EFFECTIVE TIME OF THE MERGER

The Merger will become effective upon the filing with the Nevada Secretary of State Articles of Merger (the “Articles of Merger”) as required by Section 92A.200 of the Nevada Revised Statutes (the time of such filing being the “Effective Time of the Merger”). The Articles of Merger will be filed with the Nevada Secretary of State after the filing of the Reverse Stock Split Certificate of Amendment with the Nevada Secretary of State. Accordingly, the Reverse Stock Split will be effected before the Effective Time of the Merger.

As of the Effective Time of the Merger, the Amended and Restated Surviving Corporation Articles of Incorporation will be the Articles of Incorporation of the Surviving Corporation, and the Amended and Restated Surviving Corporation Bylaws will be the Bylaws of the Surviving Corporation. The Amended and Restated Surviving Corporation Articles of Incorporation and the Amended and Restated Surviving Corporation Bylaws will be different from the Company’s Articles of Incorporation and Bylaws currently in effect. Your rights as stockholders may be affected by the Merger by such differences. See the information under “Material Differences Between the Charter Documents” for a summary of the material differences between the Amended and Restated Surviving Corporation Articles of Incorporation and the Company’s Articles of Incorporation currently in effect and between the Amended and Restated Surviving Corporation Bylaws and Company’s Bylaws currently in effect.

At and after the Effective Time of the Merger, all of the outstanding certificates or other documents that immediately before the Effective Time of the Merger evidenced ownership of securities of the Company will be deemed for all purposes to evidence ownership of and to represent the securities of the Surviving Corporation. IT WILL NOT BE NECESSARY FOR THE COMPANY’S STOCKHOLDERS TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR CERTIFICATES OF THE SURVIVING CORPORATION. OUTSTANDING STOCK CERTIFICATES OF THE CURRENT COMPANY SHOULD NOT BE DESTROYED OR SENT TO THE COMPANY.

The mailing address of the principal offices and the telephone number of the Surviving Corporation will be 15170 North Hayden Road, Suite #1, Scottsdale, AZ 85260 and (480) 289-2410.

MATERIAL DIFFERENCES BETWEEN THE CHARTER DOCUMENTS

At the Effective Time of the Merger, the holders of the Company’s capital stock, whose rights currently are governed by the Nevada Revised Statutes and the Company’s Articles of Incorporation currently in effect and the Company’s Bylaws currently in effect, will become stockholders of the Surviving Corporation. Accordingly, following the Merger, their rights will be governed in accordance with the Nevada Revised Statutes and the Amended and Restated Surviving Corporation Articles of Incorporation and the Amended and Restated Surviving Corporation Bylaws. Certain differences in the rights of the Company’s stockholders and the rights of the Surviving Corporation’s stockholders arise from differences between the Company’s Articles of Incorporation currently in effect and the Amended and Restated Surviving Corporation Articles of Incorporation and between the Company’s Bylaws currently in effect and the Amended and Restated Surviving Corporation Bylaws. The following is a brief description of some of such differences that are material. This discussion is not intended to be a complete statement of the differences but rather is intended to be a summary of the more significant differences affecting the rights of such stockholders. The identification of certain provisions or differences is not meant to indicate that other equally or more significant differences do not exist. The following summary discussion is qualified in its entirety by reference to the Nevada Revised Statutes, the Amended and Restated Surviving Corporation Articles of Incorporation and the Amended and Restated Surviving Corporation Bylaws, to which you are referred.

Authorized Capital Stock

Company’s Current Articles of Incorporation. The Company’s current Articles of Incorporation authorize the issuance of up to 50,000,000 shares of capital stock, all of which are designated as Common Stock, $.001 par value per share. After effecting the Reverse Stock Split by filing the Reverse Stock Split Certificate of Amendment with the Nevada Secretary of State before the Effective Time of the Merger, the Company’s Articles of Incorporation, as amended thereby, will continue to authorize the issuance of up to 50,000,000 shares of capital stock, all of which will be designated as Common Stock, $.001 par value per share. See “Reverse Stock Split” above. The Company’s current Articles of Incorporation do not, and the Company’s Articles of Incorporation as amended by the Reverse Stock Split Certificate of Amendment will not, authorize the issuance of any Preferred Stock.

Amended and Restated Surviving Corporation Articles of Incorporation. The Amended and Restated Surviving Corporation Articles of Incorporation authorize the Surviving Corporation to issue two classes of capital stock to be designated, respectively, “Common Stock” and “Preferred Stock.” Under the Amended and Restated Surviving Corporation Articles of Incorporation, the total number of shares of capital stock that the Surviving Corporation is authorized to issue is 200,000,000 shares. 150,000,000 of such shares will be Common Stock, par value $.001 per share, and 50,000,000 of such shares will be Preferred Stock, par value $.001 per share. The Amended and Restated Surviving Corporation Articles of Incorporation provide that, of such authorized shares of Preferred Stock, 1,500,000 are designated Series A Preferred Stock, par value $.001 per share, the terms of which are summarized below. See “Summary of Terms of Surviving Corporation Series A Preferred Stock” below. The Amended and Restated Surviving Corporation Articles of Incorporation provide that the authorized shares of Preferred Stock, par value $.001 per share, that are not designated Series A Preferred Stock will remain available for future issuance by resolution of the Surviving Corporation’s Board and without stockholder approval. Such authority of the Board is known as “blank check authority.” See “Blank Check Preferred Stock” below.

Number of Directors

Company’s Current Bylaws. The Company’s current Bylaws provide that the Board of Directors of the Company shall consist of not less than three nor more than nine persons who shall be chosen by the stockholders annually, at the annual meeting of the Company, and who shall hold office for one year, and until their successors are elected and qualify.

Amended and Restated Surviving Corporation Bylaws. The Amended and Restated Surviving Corporation Bylaws provide that the authorized number of directors of the Surviving Corporation shall not be less than one or more than 13 as fixed from time to time by resolution of the Surviving Corporation’s Board; provided that no decrease in the authorized number of directors shall shorten the term of any incumbent director.

Procedures for Stockholder Nominations for Elections of Directors and Advance Notice Requirements

Company’s Current Articles of Incorporation or Bylaws. The Company’s current Articles of Incorporation and Bylaws do not establish procedures for stockholder nominations for elections of directors of the Company or bringing business before any annual meeting or special meeting of stockholders of the Company.

Amended and Restated Surviving Corporation Bylaws. The Amended and Restated Surviving Corporation Bylaws establish procedures for stockholder nominations for elections of directors of the Surviving Corporation and bringing business before any annual meeting or special meeting of stockholders of the Surviving Corporation.

Limitation of Liability of Directors and Officers

Company’s Current Articles of Incorporation or Bylaws. The Nevada Revised Statutes generally provide that, subject to certain exceptions set forth in the Nevada Revised Statutes, or unless the articles of incorporation of a corporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer of a corporation is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that: (a) his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and (b) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The Company’s current Articles of Incorporation and Bylaws do not contain provisions relating to the limitation of liability of the directors and officers of the Company.

Amended and Restated Surviving Corporation Articles of Incorporation. The Amended and Restated Surviving Corporation Articles of Incorporation contain provisions relating to the limitation of liability of the directors and officers of the Surviving Corporation. They generally provide that the personal liability of the directors and officers of the Surviving Corporation is eliminated to the fullest extent permitted by the Nevada Revised Statutes, as the same exist or later may be amended. In addition, they provide that no director or officer of the Surviving Corporation will be liable to the Surviving Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, excepting only (i) acts or omissions that involve intentional misconduct, fraud or a knowing violation of law or (ii) the payment of dividends in violation of Nevada Revised Statutes Section 78.300. The Amended and Restated Surviving Corporation Articles of Incorporation provide that no amendment, modification or repeal of these limitation of liability provisions contained in the Amended and Restated Surviving Corporation Articles of Incorporation applies to or has any effect on the liability or alleged liability of any director or officer of the Surviving Corporation for or with respect to any act or omission of such director or officer having occurred before such amendment, modification or repeal, except as otherwise required by law.

Indemnification

Company’s Current Articles of Incorporation or Bylaws. The Nevada Revised Statutes generally permit a corporation to indemnify its former and current directors, officers, employees or agents against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with an action, suit or proceeding, provided that he is not liable pursuant to Section 78.138 of the Nevada Revised Statutes and has acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Further, the Nevada Revised Statutes provide that a corporation must indemnify a director, officer, employee or agent of the corporation who was successful, on the merits or otherwise, in defense of a legal proceeding to which such director, officer, employee or agent was a party due to his or her position or former position with the corporation. The Company’s current Articles of Incorporation and Bylaws do not contain provisions relating to indemnification or that otherwise are supplemental to such provisions of the Nevada Revised Statutes.

Amended and Restated Surviving Corporation Articles of Incorporation or Amended and Restated Surviving Corporation Bylaws. The Amended and Restated Surviving Corporation Articles of Incorporation contain substantial provisions relating to indemnification. They generally provide that the Surviving Corporation, to the fullest extent permitted by the laws of the State of Nevada, as the same exist or may be amended (but in the case of such amendment, only to the extent that such amendment permits the Surviving Corporation to provide broader indemnification rights than such laws permitted the Surviving Corporation to provide before such amendment), indemnify and hold harmless each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person or a person for whom such person is the legal representative is or was a director or officer of the Surviving Corporation or is or was serving at the request of the Surviving Corporation as a director, officer, manager or trustee of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as a director or officer of the Surviving Corporation or at the request of the Surviving Corporation as a director, officer, manager or trustee of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, against and from all costs, charges, expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement and amounts expended in seeking indemnification granted to such person under applicable law, the Amended and Restated Surviving Corporation Articles of Incorporation or any agreement with the Surviving Corporation) reasonably incurred or suffered by such person in connection therewith. The Amended and Restated Surviving Corporation Articles of Incorporation also provide that the Surviving Corporation may, by action of the Board of Directors of the Surviving Corporation or through the adoption of Bylaws, provide indemnification to employees and agents of the Surviving Corporation, and to persons who are serving or did serve at the request of the Surviving Corporation as an employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, with the same scope and effect as provided to the directors and officers of the Surviving Corporation pursuant to the provisions of the Amended and Restated Surviving Corporation Articles of Incorporation. The Amended and Restated Surviving Corporation Bylaws also contain substantial provisions relating to indemnification, all of which are supplemental to or consistent with the indemnification provisions contained in the Amended and Restated Surviving Corporation Articles of Incorporation.

Board of Advisors

Company’s Current Articles of Incorporation or Bylaws. The Company’s current Articles of Incorporation and Bylaws do not contain provisions relating to establishing a Board of Advisors for the Company.

Amended and Restated Surviving Corporation Bylaws. The Amended and Restated Surviving Corporation Bylaws provide that the Board of Directors of the Surviving Corporation, in its discretion, may establish a Board of Advisors consisting of individuals who may or may not be stockholders or directors of the Surviving Corporation. The Amended and Restated Surviving Corporation Bylaws provide that the purpose of such Board of Advisors would be to advise the directors and officers of the Surviving Corporation with respect to such matters as such directors and officers shall choose and any and all other matters that the members of such Board of Advisors deem appropriate in furtherance of the best interests of the Surviving Corporation.

Creating and Issuing Rights to Purchase Securities

Company’s Current Articles of Incorporation or Bylaws. The Company’s current Articles of Incorporation and Bylaws do not contain provisions authorizing the Company’s Board to create or issue rights entitling the holders thereof to purchase from the Company shares of stock or other securities of the Company or any other corporation.

Amended and Restated Surviving Corporation Articles of Incorporation. The Amended and Restated Surviving Corporation Articles of Incorporation provide that the Board of Directors of the Surviving Corporation is authorized, from time to time, to create and issue, whether or not in connection with the issuance and sale of any of the stock or other securities or property of the Surviving Corporation, rights entitling the holders thereof to purchase from the Surviving Corporation shares of stock or other securities of the Surviving Corporation or any other corporation. The Amended and Restated Surviving Corporation Articles of Incorporation provide that the times at which and the terms upon which such rights are to be issued will be determined by the Board of Directors of the Surviving Corporation and set forth in the contracts or instruments that evidence such rights. The Amended and Restated Surviving Corporation Articles of Incorporation provide that the authority of the Board of Directors of the Surviving Corporation with respect to such rights shall include, but not be limited to, determination of the following: (a) The initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights; (b) provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from any other stock or other securities of the Surviving Corporation; (c) provisions that adjust the number or exercise price of such rights or amount or nature of the stock or other securities or property receivable upon exercise of such rights in the event of a combination, split or recapitalization of any stock of the Surviving Corporation, a change in ownership of the Surviving Corporation’s stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Surviving Corporation or any stock of the Surviving Corporation, and provisions restricting the ability of the Surviving Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Surviving Corporation under such rights; (d) provisions that deny the holder of a specified percentage of the outstanding stock or other securities of the Surviving Corporation the right to exercise such rights and/or cause the rights held by such holder to become void; (e) provisions that permit the Surviving Corporation to redeem or exchange such rights; (f) the appointment of a rights agent with respect to such rights. The creation or issuance of any or all of such rights could have anti-takeover ramifications.

SUMMARY OF TERMS OF SURVIVING CORPORATION SERIES A PREFERRED STOCK

The Surviving Corporation Series A Preferred Stock, as designated and authorized in the Amended and Restated Surviving Corporation Articles of Incorporation, will exist as of the Effective Time of the Merger for purposes of the Merger and for the purpose of possible future capital raising by the Surviving Corporation. Pursuant to the Merger Agreement, at the Effective Time of the Merger, each issued and outstanding share of Sure Storage Series A Preferred Stock will be converted into the right to receive one (1) newly-issued share of the Surviving Corporation’s Series A Preferred Stock. As of the date of this Information Statement, there are 62,500 shares of Sure Storage Series A Preferred Stock issued and outstanding.

The terms of the Surviving Corporation’s Series A Preferred Stock of the Surviving Corporation are substantially identical to the terms of the Sure Storage Series A Preferred Stock. They are summarized below. THE FOLLOWING DESCRIPTION OF THE SHARES OF THE SURVIVING CORPORATION SERIES A PREFERRED STOCK IS QUALIFIED IN ITS ENTIRETY BY SECTION 4 OF ARTICLE IV OF THE AMENDED AND RESTATED SURVIVING CORPORATION ARTICLES OF INCORPORATION (SUCH SECTION, THE “SURVIVING CORPORATION SERIES A PREFERRED PROVISIONS”). STOCKHOLDERS OF THE COMPANY ARE ENCOURAGED TO READ THE SURVIVING CORPORATION SERIES A PREFERRED PROVISIONS IN THEIR ENTIRETY.

References below to “Preferred Stock,” “Series A Preferred Stock” and “Common Stock” should be read as referring to Preferred Stock, Series A Preferred Stock and Common Stock of the Surviving Corporation.

Dividends. Subject to the rights of any series of Preferred Stock that from time to time may come into existence, the holders of shares of Series A Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock) on the Common Stock of the Surviving Corporation, payable only when, as and if declared by the Board of Directors of the Surviving Corporation. Such dividends shall not be cumulative. The holders of the outstanding Series A Preferred Stock can waive any dividend preference that such holders may be entitled to receive upon the affirmative vote or written consent of the holders of at least a majority of the shares of Series A Preferred Stock then outstanding.

Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Surviving Corporation, either voluntary or involuntary, subject to the rights of any series of Preferred Stock that from time to time may come into existence, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Surviving Corporation to the holders of Common Stock or any other series of Preferred Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) the Per Share Original Series A Issue Price (i.e., $2.00) for each outstanding share of Series A Preferred Stock and (ii) an amount equal to declared but unpaid dividends on such share (if any) (subject to adjustment of such fixed dollar amounts for stock splits, stock dividends, combinations, recapitalizations or the like). If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock are insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of any series of Preferred Stock that from time to time may come into existence, the entire assets and funds of the Surviving Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock, in proportion to the amount of such stock owned by each such holder. For these purposes, a liquidation, dissolution or winding up of the Surviving Corporation shall not be deemed to be occasioned by, or to include, (i) the acquisition of the Surviving Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, and including any merger effected exclusively for the purpose of changing the domicile of the Surviving Corporation) or (ii) a sale of all or substantially all of the assets of the Surviving Corporation.

Upon the completion of the distribution required as described in the preceding paragraph and any other distribution that may be required with respect to any series of Preferred Stock that from time to time may come into existence, all of the remaining assets of the Surviving Corporation available for distribution to stockholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each.

Conversion. Commencing as of January 1, 2012, each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time as of or after such date, at the office of the Surviving Corporation or any transfer agent for such stock, into the number of fully paid and nonassessable shares of Common Stock determined by dividing the Per Share Original Series A Issue Price by the Conversion Price applicable to such share of Series A Preferred Stock, determined as described below, in effect on the Date of Conversion. All outstanding shares of Series A Preferred Stock shall convert automatically into the number of shares of Common Stock into which such shares of Series A Preferred Stock then are convertible as described in the preceding sentence, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Surviving Corporation or its transfer agent, immediately upon the earliest of the following: (i) the date of the effectiveness of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, other than a registration relating solely to a transaction under Rule 145 under the Securities Act (or any successor thereto) or to any employee benefit plan of the Surviving Corporation, covering the offer and sale of Common Stock for the account of the Surviving Corporation in which the gross proceeds to the Surviving Corporation are at least $10,000,000 and the public offering price of which is not less than $8.00 per share (as adjusted for stock splits, stock dividends, recapitalizations or the like with respect to such shares); or (ii) the date of the approval of such conversion, set forth in a written notice to the Surviving Corporation, by the holders of a majority of the then-outstanding shares of Series A Preferred Stock; provided, however, that such approval and such conversion may not occur before January 1, 2012.

The Shares are convertible into the number of fully paid and nonassessable shares of Common Stock determined by dividing the Per Share Original Series A Issue Price (i.e., $2.00) by the Conversion Price applicable to such share of Series A Preferred Stock in effect on the Date of Conversion. The Conversion Price per share for shares of Series A Preferred Stock shall be the Per Share Original Series A Issue Price; provided, however, that, if the fair market value of one (1) share of Common Stock on the Date of Conversion is not equal to or greater than eight dollars ($8.00), then the Conversion Price per share of Series A Preferred Stock then being converted shall be adjusted pursuant to the following formula: The amount of the adjusted Conversion Price shall equal the product obtained by multiplying the Per Share Original Series A Issue Price by a fraction, the numerator of which shall be the fair market value of one (1) share of Common Stock on the Date of Conversion, and the denominator of which shall be eight dollars ($8.00). The fair market value of one (1) share of Common Stock on the Date of Conversion is determined as follows: (A) If shares of Common Stock are then traded on a national securities exchange or the NASDAQ Global Market (or a similar global or national quotation system), then the value of shares of Common Stock shall be deemed to be the average of the daily closing prices of such shares of Common Stock on such exchange or system over the thirty (30) day period ending three (3) days before the Date of Conversion; and (B) if shares of Common Stock are then actively traded over-the-counter, then the value of shares of Common Stock shall be deemed to be the average of the daily closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days before the Date of Conversion; and (C) if there is no active public market for shares of Common Stock, then the value of shares of Common Stock shall be the fair market value thereof, as determined in good faith by the Board of Directors. By way of example, if, on the date a holder of one (1) share of Series A Preferred Stock elects to convert such share into Common Stock, the Common Stock has a fair market value of $2.00, then, pursuant to the foregoing formula, such holder would be entitled to receive four (4) shares of Common Stock upon conversion of such one (1) share of Series A Preferred Stock.

Voting Rights. On any matter presented to the stockholders of the Surviving Corporation for their action or consideration at any meeting of stockholders of the Surviving Corporation or by written consent of the stockholders of the Surviving Corporation in lieu of meeting, each holder of outstanding shares of Series A Preferred Stock shall have the right to one (1) vote for each share of Series A Preferred Stock then held by such holder, and, with respect to such vote, such holder (a) shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, (b) shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the Bylaws of the Surviving Corporation and (c) shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Except as otherwise expressly provided in the Series A Certificate, and except to the extent otherwise provided by the Nevada Revised Statutes, the holders of outstanding shares of Series A Preferred Stock shall have no right to vote as a separate class or series of shares of capital stock of the Surviving Corporation. Without limiting the generality of the foregoing, the holders of outstanding shares of Series A Preferred Stock shall have no right to vote as a separate class or series of shares of capital stock of the Surviving Corporation with respect to any plan of merger, plan of conversion or plan of exchange under Section 92A.120 of the Nevada Revised Statutes.

BLANK CHECK PREFERRED STOCK

The Amended and Restated Surviving Corporation Articles of Incorporation provide that the authorized shares of Preferred Stock, par value $.001 per share, that are not designated Series A Preferred Stock will remain available for future issuance by resolution of the Surviving Corporation’s Board and without stockholder approval. Such authority of the Board is known as “blank check authority.” Assuming the issuance of all of the designated and authorized 1,500,000 shares of Series A Preferred Stock, the Amended and Restated Surviving Corporation Articles of Incorporation create 48,500,000 authorized shares of “blank check” Preferred Stock. The following is a summary of certain aspects of such shares of “blank check” Preferred Stock. The following summary does not purport to be complete and is qualified in its entirety by reference to Section 4 of ARTICLE IV of the Amended and Restated Surviving Corporation Articles of Incorporation.

The term “blank check” refers to Preferred Stock, the creation and issuance of which is authorized in advance by the stockholders as a result of their approval of the Amended and Restated Surviving Corporation Articles of Incorporation and the terms, rights and features of which are determined by the Board of Directors of the Surviving Corporation upon issuance. The authorization of such blank check Preferred Stock would permit the Board of Directors of the Surviving Corporation to authorize and issue Preferred Stock from time to time in one or more series.

Subject to the provisions of the Amended and Restated Surviving Corporation Articles of Incorporation and the limitations prescribed by applicable law, the Board of Directors of the Surviving Corporation will be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the Preferred Stock, in each case without any further action or vote by the stockholders. The Board of Directors of the Surviving Corporation would be required to make any determination to issue shares of Preferred Stock based on its judgment as to the best interests of the Surviving Corporation and its stockholders. The Amended and Restated Surviving Corporation Articles of Incorporation give the Board of Directors of the Surviving Corporation flexibility, without further stockholder action, to issue Preferred Stock on such terms and conditions as the Board of Directors of the Surviving Corporation deems to be in the best interests of the Surviving Corporation and its stockholders.

The Amended and Restated Surviving Corporation Articles of Incorporation provide the Surviving Corporation increased financial flexibility in meeting future capital requirements by providing another type of security in addition to the Surviving Corporation’s Common Stock, as it will allow Preferred Stock to be available for issuance from time to time and with such features as determined by the Board of Directors of the Surviving Corporation for any proper corporate purpose. It is anticipated that such purposes may include, without limitation, the issuance of Preferred Stock in exchange for cash as a means of obtaining capital for use by the Surviving Corporation or as part or all of the consideration required to be paid by the Surviving Corporation for acquisitions of other businesses or assets.

Any issuance of Preferred Stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Surviving Corporation by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of the Surviving Corporation. Shares of voting or convertible Preferred Stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of the Surviving Corporation by means of a tender offer, proxy contest, merger or otherwise. The ability of the Board of Directors of the Surviving Corporation to issue such additional shares of Preferred Stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Surviving Corporation by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of Preferred Stock to persons friendly to the Board of Directors of the Surviving Corporation could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

While the blank check Preferred Stock authorized by the Amended and Restated Surviving Corporation Articles of Incorporation may have anti-takeover ramifications, the Company’s Board of Directors believes that the financial flexibility offered by such blank check Preferred Stock outweighs such possible disadvantages. To the extent that the blank check Preferred Stock authorized by the Amended and Restated Surviving Corporation Articles of Incorporation may have anti-takeover effects, the such blank check Preferred Stock could encourage persons seeking to acquire the Surviving Corporation to negotiate directly with the Board of Directors of the Surviving Corporation enabling the Board of Directors of the Surviving Corporation to consider the proposed transaction in a manner that best serves the Surviving Corporation’s stockholders’ interests.

Except for shares of the Surviving Corporation Series A Preferred Stock to be issued pursuant to the Merger, there are currently no plans, arrangements, commitments or understandings for the issuance of additional shares of Preferred Stock that are authorized by the Amended and Restated Surviving Corporation Articles of Incorporation.

INCREASE IN AUTHORIZED COMMON STOCK

The Amended and Restated Surviving Corporation Articles of Incorporation increase the authorized number of shares of Common Stock of the Company as the Surviving Corporation from 50,000,000 to 150,000,000. Assuming that all authorized shares of Surviving Corporation Preferred Stock are issued in the future, and assuming that all such shares of Preferred Stock would be convertible into shares of Surviving Corporation Common Stock at a conversion ratio of one share for one share, at least 50,000,000 shares of such 150,000,000 authorized shares of Common Stock will have to be reserved for purposes of such conversion. (For a discussion of how shares of the Surviving Corporation Series A Preferred Stock could be convertible into shares of Surviving Corporation Common Stock at a conversion ratio that is higher than one share for one share, see “Summary of Terms of Surviving Corporation Series A Preferred Stock—Conversion” above.)

The terms of such additional authorized shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company or of the Surviving Corporation following the Effective Time of the Merger, the issuance of additional shares of Common Stock will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of Common Stock.

As of the Effective Time of the Merger, a total of approximately 15,141,800 shares of the Surviving Corporation’s authorized 150,000,000 shares of Common Stock will be issued and outstanding. Therefore, the Amended and Restated Surviving Corporation Articles of Incorporation’s increase in the number of authorized but unissued shares of Common Stock will enable the Surviving Corporation, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, current and future employee benefit programs and other corporate purposes.

The increase in the authorized number of shares of Common Stock effected by the Amended and Restated Surviving Corporation Articles of Incorporation could have a number of effects on the Surviving Corporation’s stockholders, depending on the exact nature and circumstances of actual issuances of authorized but unissued shares of Common Stock after the Effective Time of the Merger. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Surviving Corporation more difficult. For example, additional shares could be issued by the Surviving Corporation so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Surviving Corporation, even if the persons seeking to obtain control of the Surviving Corporation offer an above-market premium that is favored by a majority of the independent stockholders. Similarly, the issuance of additional shares to certain persons allied with the Surviving Corporation’s management could have the effect of making it more difficult to remove the Surviving Corporation’s current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The increase in the authorized number of shares of Common Stock effected by the Amended and Restated Surviving Corporation Articles of Incorporation is not intended to be used as a type of anti-takeover device.

SURVIVING CORPORATION’S ASSUMPTION

OF ALL OUTSTANDING SURE STORAGE CONVERTIBLE PROMISSORY NOTES

Pursuant to the Merger Agreement, at the Effective Time of the Merger, the Surviving Corporation will assume all outstanding Sure Storage convertible promissory notes that before the Effective Time of the Merger were convertible into shares of Sure Storage Common Stock in accordance with their terms. Accordingly, following the Effective Time of the Merger, each Sure Storage convertible promissory note that was outstanding immediately before the Effective Time of the Merger will be deemed to constitute a convertible promissory note that is convertible, on the same terms and conditions as were applicable under such Sure Storage convertible promissory note at the Effective Time of the Merger, into such number of shares of Surviving Corporation Common Stock that is equal to the number of shares of Sure Storage Common Stock subject to the unconverted portion of such Sure Storage convertible promissory note multiplied by the Common Share Exchange Rate (as defined in the Merger Agreement (the “Common Share Exchange Rate”), which is a one (1) share for one (1) share exchange rate, subject to adjustment upon certain events). As of the date of this Information Statement, there are outstanding six (6) Sure Storage convertible promissory notes in the aggregate principal amount of two hundred ten thousand dollars ($210,000) that currently are convertible in the aggregate into approximately 3,113,003 shares of Sure Storage Common Stock. Therefore, absent any adjustment to the Common Share Exchange Rate as of the Effective Time of the Merger, such six (6) Sure Storage convertible promissory notes will be convertible into approximately 3,113,003 shares of Surviving Corporation Common Stock in accordance with their terms.  Stujac LLC holds a convertible note of Sure Storage USA, Inc. in the principal amount of $100,000 which will be convertible into approximately 3,000,000 shares of Surviving Corporation Common Stock after the Merger.

SURE STORAGE STOCK INCENTIVE PLAN

BECOMES THE STOCK INCENTIVE PLAN AS OF THE EFFECTIVE TIME OF THE MERGER

Pursuant to the Merger Agreement, as of and following the Effective Time of the Merger, the Sure Storage Stock Incentive Plan will be the Stock Incentive Plan of the Surviving Corporation. As defined in the Merger Agreement, the Sure Storage Stock Incentive Plan is the Sure Storage USA, Inc. 2009 Stock Incentive Plan. There are 6,750,000 shares of Sure Storage Common Stock reserved for issuance under the Sure Storage Stock Incentive Plan. Accordingly, as of the Effective Time of the Merger, there will be 6,750,000 shares of Surviving Corporation Common Stock reserved for issuance under the Sure Storage Stock Incentive Plan. Pursuant to the Sure Storage Stock Incentive Plan, as of the date of this Information Statement, 2,750,000 restricted (i.e., vesting) shares of Sure Storage Common Stock are issued and outstanding. At the Effective Time of the Merger, each of such shares will be converted into the right to receive one (1) newly-issued share of the Surviving Corporation’s Common Stock, subject, however, to the original restrictions imposed thereon by Sure Storage. The Merger Agreement provides that, if shares of Sure Storage Common Stock outstanding immediately before the Effective Time of the Merger are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement, stock option exercise agreement or other agreement with Sure Storage, then the shares of Surviving Corporation Common Stock issued in exchange for such shares of Sure Storage Common Stock also will be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Surviving Corporation Common Stock shall be marked accordingly with appropriate legends. No stock options authorized by the Sure Storage Stock Incentive Plan are outstanding.

The following is a summary description of some of the provisions of the Sure Storage Stock Incentive Plan. The following summary description is qualified in its entirety by reference to the Sure Storage Stock Incentive Plan, a copy of which will be provided to you at your request. In the summary description below, the Sure Storage Stock Incentive Plan is referred to as the “Stock Incentive Plan.”

The purpose of the Stock Incentive Plan is to provide incentives to employees, non-employee directors and other service providers to stimulate their efforts toward continued success, long-term growth and profitability and to attract, reward and retain key personnel. As stated above, a total of 6,750,000 shares of Common Stock are reserved for issuance under the Stock Incentive Plan, subject to reduction under certain circumstances, of which 2,750,000 shares have been issued to officers and employees of Sure Storage.

Administration. The Stock Incentive Plan will be administered by the Board of Directors or a compensation committee appointed by the Board of Directors. Subject to the terms of the Stock Incentive Plan, the Board of Directors or the compensation committee will select participants to receive awards, determine the types of awards and terms and conditions of awards and interpret provisions of the Stock Incentive Plan.

Source of Shares. The shares of Common Stock issued or to be issued under the Stock Incentive Plan consist of authorized but unissued shares. If shares covered by an award are not purchased or are forfeited, if an award is settled in cash or if an award otherwise terminates without delivery of shares of Common Stock, then the number of shares of Common Stock counted against the aggregate number of shares of Common Stock available under the Stock Incentive Plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the Stock Incentive Plan. If the option price, a withholding obligation or any other payment is satisfied by tendering shares or by withholding shares, then only the number of shares issued net of the shares tendered or withheld will be deemed delivered for the purpose of determining the maximum number of shares available for delivery under the Stock Incentive Plan.

Eligibility. Awards may be made under the Stock Incentive Plan to employees, directors and consultants and to any other individual whose participation in the Stock Incentive Plan is determined to be in the best interests of the corporation by the Board of Directors.

Amendment or Termination of the Stock Incentive Plan. While the Board of Directors may terminate or amend the Stock Incentive Plan at any time, no amendment may adversely impair the rights of grantees with respect to outstanding awards. In addition, an amendment will be contingent on approval of the corporation’s stockholders to the extent required by law or if the amendment would increase the benefits accruing to participants under the Stock Incentive Plan, materially increase the aggregate number of shares of Common Stock that may be issued under the Stock Incentive Plan or materially modify the requirements as to eligibility for participation in the Stock Incentive Plan. Unless terminated earlier, the Stock Incentive Plan will terminate in 2019 but will continue to govern unexpired awards thereafter. Amendments will be submitted for stockholder approval to the extent required by the Nevada Revised Statutes, the Internal Revenue Code or other applicable laws.

Options. The Stock Incentive Plan permits the granting of options to purchase shares of Common Stock intended to qualify as incentive stock options under the Internal Revenue Code, referred to as incentive stock options, and stock options that do not qualify as incentive stock options, referred to as nonqualified stock options. The exercise price of each stock option may not be less than 100% of the fair market value of the corporation’s shares of Common Stock on the date of grant. If incentive stock options were to be granted to any 10% stockholder, then the exercise price may not be less than 110% of the fair market value of the corporation’s shares of Common Stock on the date of grant. Options may be granted in substitution for options held by employees of companies that the corporation may acquire. In this case, the exercise price would be adjusted to preserve the economic value of the employee’s stock option from his or her former employer. Such options granted in substitution shall not count against the shares available for issuance under the Stock Incentive Plan.

The term of each stock option is fixed by the compensation committee and may not exceed 10 years from the date of grant. The compensation committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The exercisability of options may be accelerated by the Board of Directors or the compensation committee. The exercise price of an option may not be amended or modified after the grant of the option, and an option may not be surrendered in consideration of or exchanged for a grant of a new option having an exercise price below that of the option that was surrendered or exchanged.

In general, an optionee may pay the exercise price of an option by cash, certified check, by tendering shares of Common Stock (which if acquired from the corporation have been held by the optionee for at least six months) or by means of a broker-assisted cashless exercise. Stock options granted under the Stock Incentive Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, limited transfers of non-qualified options may be permitted for the benefit of immediate family members of grantees to help with estate planning concerns.

Other Awards. The compensation committee also may award under the Stock Incentive Plan:

•

shares of Common Stock subject to restrictions and/or forfeiture;

•

unrestricted shares of Common Stock, in lieu of cash bonuses, which are shares of Common Stock issued at no cost or for a purchase price determined by the compensation committee under the Stock Incentive Plan;

•

performance incentive awards, ultimately payable in shares of Common Stock, as determined by the compensation committee.

The Board of Directors or the compensation committee may grant multi-year and annual incentive awards subject to achievement of specified performance goals tied to business criteria described below.

Section 162(m) of the Internal Revenue Code limits publicly held companies to an annual deduction for federal income tax purposes of $1,000,000 for compensation paid to their chief executive officer and the four highest compensated executive officers other than the chief executive officer determined at the end of each year, referred to as covered employees. However, performance-based compensation is excluded from this limitation. The Stock Incentive Plan is designed to permit the compensation committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), but it is not required under the Stock Incentive Plan that awards qualify for this exception.

Business Criteria. The Board of Directors will use one or more of the following business criteria in establishing performance goals for awards intended to comply with Section 162(m) of the Internal Revenue Code granted to covered employees:  total number of properties acquired; total stockholder return; total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; net income; pretax earnings; funds from operations; earnings before interest expense and taxes; earnings before interest, taxes, depreciation and amortization; operating margin; earnings per share; return on equity; return on capital; return on assets; return on investment; operating earnings; working capital; ratio of debt to stockholders’ equity; or revenue.

Adjustments for Stock Dividends and Similar Events. The Board of Directors or the compensation committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the Stock Incentive Plan, including the individual limitations on awards, to reflect Common Stock dividends, stock splits, spin-offs and other similar events.

SURE STORAGE EXECUTIVE BONUS PLAN

Sure Storage has adopted an Executive Bonus Plan (the “Executive Bonus Plan”) that provides for a pool of funds to be allocated among eligible participants, in such manner as the Board of Directors determines. The amount of the bonus pool is to be calculated as one percent (1%) of the acquisition price of each property acquired by Sure Storage. The bonus pool is to be allocated among participants, each of whom must be an employee of or consultant to Sure Storage. Bonus pool distributions are to be made no more frequently than quarterly. As of the date of this Information Statement, no awards have been made under the Executive Bonus Plan.

The Merger Agreement provides that, at the Effective Time of the Merger, all property, rights, privileges, powers and franchises of the Company and Sure Storage will be vested in the Company as the Surviving Corporation, and all debts, liabilities and duties of the Company and Sure Storage will be the debts, liabilities and duties of the Company as the Surviving Corporation. Accordingly, under the Merger Agreement, at the Effective Time of the Merger, the Executive Bonus Plan will be in effect as the Executive Bonus Plan of the Company as the Surviving Corporation.

CONDITIONS PRECEDENT TO THE MERGER

The closing of the Merger is subject to the occurrence or waiver of certain conditions.  Either the Company or Sure Storage USA may refuse to consummate the Merger if any of the following conditions is not fulfilled or waived by the affected party:

i)

The due diligence review of each of Sure Storage USA and the Company must be satisfactory and acceptable;

ii)

All representations and warranties of each party in the Merger Agreement must be true in all material respects;

iii)

There has not occurred any material adverse effect to either the Company or Sure Storage USA;

iv)

The Merger shall have been approved by the shareholders of the Company (the approval of both Board of Directors and the shareholders of Sure Storage USA have been received); and

v)

Audited financial statements for both the Company and Sure Storage USA shall have been completed.

The Company expects that all conditions precedent to the Merger will be fulfilled or satisfied.  However, either party may terminate the Merger Agreement if any condition precedent to its obligations is not fulfilled or if the other party commits any material breach.  The Merger Agreement may also be terminated upon the mutual consent of the Company and Sure Storage USA.

DESCRIPTION OF SURE STORAGE USA BUSINESS

Overview

SURE STORAGE USA intends to operate as a full-service, vertically integrated real estate company focused primarily on the acquisition, ownership and operation of high quality self-storage facilities in selected growth markets in the United States. We have not yet acquired any property but are in various stages of discussions and negotiations to acquire properties in several states. The initial focus will be on the Western and Southwestern regions of the United States.

Sure Storage USA’s strategy is to identify existing self-storage facilities that produce positive cash flow and that can provide additional revenue growth through increasing occupancies and increasing rents as well as economies of scale on cost savings. Sure Storage USA’s management believes that they can source a significant volume of acquisition opportunities but also intend to explore opportunities to develop new self-storage properties in the long term.

Sure Storage USA’s Competitive Advantages

Sure Storage USA believes that it can establish itself as a superior owner and operator of high quality, best-in-class self-storage facilities on the basis of the following:

•

Vertically Integrated Operating Platform. Sure Storage USA has developed a vertically integrated real estate company with in-house capabilities and expertise in acquisition, leasing and property management. Sore Storage USA expects that asset management, both corporate and property, will be performed by its employees. Such hands-on management is expected to reduce operational expenses and provide a greater return to Sure Storage USA’s stockholders.

•

In-House Redevelopment Expertise. Sure Storage USA’s management team has substantial experience in buying properties, managing them effectively, increasing rents, reducing costs, maximizing shared cost, improved management training and exceptional customer retention programs.

Sure Storage USA’s Business and Growth Strategy

Sure Storage USA’s primary business objectives are to generate increasing cash flow, achieve sustainable long-term growth and maximize stockholder value primarily through the acquisition and operation of well-located self-storage facilities. Sure Storage USA intends to acquire self-storage facilities that can benefit from a hands-on approach to increasing rents, enhancing occupancies, providing strong management training, cost cutting efforts, renovating and remarketing. Sure Storage USA’s knowledge and experience in management will permit it to increase revenues and reduce costs providing a higher net return. Additionally, Sure Storage USA may develop and construct new properties in areas in which we have acquired existing assets, but not for approximately five years.

Sure Storage USA’s business strategy to achieve these objectives consists of several elements:

•

Acquire well-located, high-quality self-storage properties. Sure Storage USA intends to pursue acquisitions of well-located, high-quality self-storage facilities. Management believes they can locate and acquire high-quality properties at attractive prices. Sure Storage USA believes that, when effectively marketed, actively managed and aggressively leased, Sure Storage USA’s newly acquired properties will demonstrate improved operating performance and cash flow growth.

•

Identify properties that provide current income and have growth opportunities. Sure Storage USA will specialize in the acquisition of high quality self-storage properties with the potential for economic growth and capital appreciation distinguishing ourselves by Sure Storage USA’s ability to acquire these properties and quickly improve same store sales through Sure Storage USA’s proven strategy, experience and execution.

•

Focus on areas of continuing growth. Management will concentrate Sure Storage USA’s acquisitions in areas of the United States that have experienced and are continuing to experience demographic growth. Sure Storage USA will initially focus on regions in which we have substantial local knowledge or experience, particularly the Western and Southwestern United States. Management analyzes each area in which we expect to acquire properties for the following characteristics:

•

Population --  Areas that experienced positive population growth in the last three years in excess of the national average. Sure Storage USA will review anticipated population growth to the extent such data can be obtained from reliable sources.

•

Incomes  --  Areas with stable historical and improving incomes and demographics.

•

Retail sales –  Sure Storage USA will review the annual rate of growth in retail sales as compared to national averages.

•

Employment – Sure Storage USA will review the annual employment rates compared to national averages, as well as employment statistics in local and regional areas. Employment growth contributes to the successful growth in demand for self-storage.

•

Maximize cash flow from Sure Storage USA’s properties. Sure Storage USA intends to control expenses and establish a hands-on property management and targeted leasing program that will enable us to maximize the operating performance at each of Sure Storage USA’s properties. Sure Storage USA will perform regular property reviews to ensure optimal levels of occupancy and tenant retention.

•

Reinvest in Sure Storage USA’s properties. Sure Storage USA intends to actively reinvest in Sure Storage USA’s properties, both to protect market position and to realize re-positioning opportunities.

Investment and Market Selection Process

 We seek to acquire primarily self-storage facilities in those areas possessing attractive demographics. We will focus on the quality and condition of the selected property and then confirm that market and demographic characteristics support an investment in the region or area. We first will seek properties having a convenient and easily accessible location, having abundant parking facilities close to residential communities and having excellent visibility and access. After identifying properties that meet Sure Storage USA’s criteria, we then will analyze the trade and market area in which the property is located.

Each proposed acquisition then will be presented to Sure Storage USA’s executive management team for review and approval. In the approval process, Sure Storage USA’s management team will consider the following factors, among others:

•

Property Characteristics:  We will focus on high quality self-storage facilities with the potential for economic growth and capital appreciation, located in both high density, high traffic population areas of business/corporations and residential developments. In addition, we will offer recreational vehicle, boat storage, RV storage, commercial warehouse space and the sale of personal revenue products such as moving boxes, bubble wrap and all moving and storage related products. We also will offer rental trucks to be used to move such items as household furnishings and business equipment.

•

Market and Trade Area: Sure Storage USA’s initial focus will be on the Western and Southwestern United States. We believe that demographic and economic conditions in these markets will continue to support and sustain growth in retail activity for a number of years, compared to national averages.

We also intend to expand rapidly into other attractive markets, which continue to experience the population and economic growth that supports self-storage facilities. In determining which markets to enter, we will examine a number of criteria, including:

•

density of population within a one, three and five-mile radius of the center depending on the characteristics of the property;

•

historical and projected population growth;

•

average household income;

•

transportation patterns and infrastructure;

•

barriers to the development of competing centers; and

•

diverse employment base.

Financing Strategy

Sure Storage USA’s financing strategy will be to maintain a strong and flexible financing position by maintaining a prudent level of leverage and managing Sure Storage USA’s variable interest rate exposure. We intend to finance future growth with the most advantageous source of capital available to us at the time of the transaction. These sources may include selling common or preferred shares or debt securities through public offerings or private placements, incurring additional indebtedness through secured or unsecured borrowings and forming joint ventures.

Property Management and Leasing Strategy

We believe that focused property management, leasing and tenant retention are essential to maximizing the cash flow and value of Sure Storage USA’s properties. We intend to develop in-house property management and leasing expertise by employing key personnel with appropriate experience and tenant relationships. We anticipate having regional offices strategically located as properties are acquired in other markets.

DESCRIPTION OF SURE STORAGE USA PROPERTIES

Sure Storage USA does not currently own any self storage properties, but has entered into non-binding letters of intent to acquire several properties and one definitive purchase agreement to purchase a property.  There can be no guaranty that Sure Storage will be able to consummate any acquisition.

Sure Storage currently leases approximately 6,000 square feet of office space at 15170 N. Hayden, Suite 1, Scottsdale, Arizona 85620, which will become the corporate offices of the Surviving Corporation after the Merger.

SURE STORAGE USA MANAGEMENT

Directors and Executive Officers

The following table sets forth the persons who serve as executive officers or on the Board of Directors of SURE STORAGE USA.

Name	Age	Position
Michael D. Roberts	50	President, CEO and Chairman of the Board
Kent M. Flake	50	Chief Operating Officer
Christopher Artley	38	Chief Administrative Officer
Ann N. Cuneo	45	Director of Marketing and Secretary

Summary Compensation Table

The following Summary Compensation Table provides certain summary information about the compensation received for services rendered to Sure Storage USA during the fiscal year ending December 31, 2009 by our Chief Executive Officer and our three other executive officers or highly paid employees.

Sure Storage USA was incorporated on September 23, 2009. At that date, all of Sure Storage USA’s executive officers officially joined the company. Each of the salaries set forth below is dependent upon Sure Storage USA raising sufficient cash to sustain operations. Each of the officers below has agreed to work on reduced wages pending receipt of operating capital.

	Calendar Year Ended	Annual Compensation(1)			Long-Term Compensation Awards

		Salary ($)(2)	Bonus ($)	Other Annual Compensation	Securities Underlying Options (#)
Michael D. Roberts Chief Executive Officer	2009	$250,000	--	--	--
Kent M. Flake, Chief Operating Officer	2009	175,000	--	--	--
Christopher F. Artley, Chief Administrative Officer	2009	125,000	-	--	--
Ann N. Cuneo, Director of Marketing and Secretary	2009	95,000	--	--	--

_____________________________

(1)

Excludes other compensation in the form of perquisites and other personal benefits that constitute the lesser of $50,000 or 10.0% of the total annual salary and bonus of each of the named executive officers in 2009.

(2)

Reflects annualized rate.

Resumes

Michael D. Roberts. Mr. Roberts has been the President, Chief Executive Officer and Chairman of the Board of Directors of Sure Storage USA since inception. Since 2001, Mr. Roberts also has been the CEO of Charlevoix Homes, LLC, an Arizona based developer of single and multi-family homes in the metropolitan Phoenix area. Before founding Charlevoix Homes, Mr. Roberts developed single-family residences in partnership with Desert Troon Properties in Prescott, Arizona, where he and his partner created Aspen Creek Meadows, a community of luxury homes adjacent to the renowned Tom Weisskopf Golf Course. Before entering the land development and home building industry, Mr. Roberts owned and operated a chain of more than 40 retail video stores located in Phoenix, Tucson and Las Vegas, which he subsequently sold. In connection with operating such retail stores. Mr. Roberts also owned or managed numerous retail shopping centers. Mr. Roberts also owned and operated multiple Chevron and Texaco branded gasoline stations in the Phoenix area and received the coveted Chevron Platinum Pump Award for leadership. Mr. Roberts received his B.A. degree from Arizona State University.

Kent M. Flake. Mr. Flake has more than 25 years of experience in the real estate industry in multiple disciplines. Mr. Flake is a graduate of Arizona State University with a B. S. Degree in Real Estate. Mr. Flake began his career in real estate as a real property appraiser. Working under the name West-States Appraisal Company, Mr. Flake has appraised hundreds of properties throughout the State of Arizona. As an appraiser, Mr. Flake became well schooled in the relationship between cost, income and value, and the vital ingredient that location plays in any real estate value equation. He also became well acquainted with researching and understanding the components that create value in the market place, including the interplay between supply and demand. During his time as an appraiser, Mr. Flake obtained his real estate sales license and later obtained a broker license, operating under the name West-States Properties, where he remains designated broker.

Mr. Flake joined the storage business in 1996, beginning with Shurgard Storage Centers as a real estate coordinator. He was quickly promoted within the company, becoming a Regional Development Manager for Shurgard, developing primarily in the Phoenix and Tucson markets. Mr. Flake later joined Safeguard Self-storage as Director of Investments, and continued his self-storage activities primarily in the Chicago, Illinois market, but also had exposure to the Houston and Southern California markets. In both capacities as Regional Development Manager and Director of Investments, Mr. Flake performed all activities relative to development and construction of self-storage facilities. These activities included site selection, contract negotiation, entitlement, due diligence, financial feasibility, and construction management. Mr. Flake is comfortable in making presentations before planning and zoning boards, design review committees, and city councils. He worked closely with architects, engineers, and contractors in construction of self-storage facilities, both traditional drive-up facilities, and state-of-the-art multi-story climate controlled facilities. (As a side note, Shurgard Storage Centers was purchased by Public Storage in 2006). During his storage career, Mr. Flake has visited literally hundreds of facilities and has studied the market factors and management practices that contribute to successful storage locations.

Mr. Flake is again active in the storage business after a three year hiatus in which he served as Director of Land Planning and Development for the Phoenix region of one of the nation’s largest homebuilders. As head of the land department for K. Hovnanian Homes, Mr. Flake was directly involved with acquisition, entitlement, and development activities for the region. He led a team of twelve professionals in the department and was responsible for a land department budget of over $100 million.

Chris Artley. Mr. Artley has more than 20 years experience in operations management.  From 2007-2009 Mr. Artley has served as a financial and operations consultant with Diamondback Metal Systems, a custom metal building systems supplier and builder in the self-storage industry.   Since 2006, Mr. Artley has been the Principal of Strategic Property Development Group, an Arizona based real estate investment firm focused on the rehabilitation and wholesaling of residential real estate throughout the metropolitan Phoenix area.  Prior to forming Strategic Property Development Group, Mr. Artley was Vice President of Operations for Charlevoix Homes, LLC, an Arizona based developer of single and multi-family homes.  In his role, he was responsible for maintaining the strategic direction and managing the day-to-day operations for the firm.

Mr. Artley has also served as Business Manager for The NUCA Group, LLC where he fulfilled the day-to-day financial and operations management functions for this mid-sized, Phoenix based real estate investment company. Prior to his experience in the real estate field, Mr. Artley was Midwest Regional Manager with the national hotelier Homestead Village, Inc. as well as District Manager for regional video retailer Mammoth Video.

Mr. Artley holds a BS in Business Administration from Lake Superior State University in Sault Sainte Marie, Michigan.  In addition to his professional responsibilities, Mr. Artley currently serves on the Phoenix Advisory Council for the American Cancer Society’s Relay for Life Great West Division as well as serving  on the Board or Directors of Boxer Luv Rescue, a not for profit animal rescue organization dedicated to saving Boxers throughout Central & Northern Arizona.  Mr. Artley holds both his insurance producers license and a residential real estate license in the state of Arizona.

Ann N. Cuneo. Ms. Cuneo has over 20 years of marketing expertise providing marketing design services to a diverse customer base including retail and manufacturing in addition to business development and customer relations. Before joining Sure Storage USA, Ms. Cuneo was the Vice President of Marketing for Old Iron Doors West Ltd. from 2002 through 2009, where she was responsible for concept development and the design production of a range of projects including identity programs, trade advertising, marketing collateral, direct mail campaigns, web branding and site design. Previous to this Ms. Cuneo assisted various startup companies by formulating  marketing strategy that included competitive analysis, market positioning, brand management and contract negotiation.

Ms. Cuneo received her Bachelor’s degree in Sociology with an emphasis in Marketing and Business Management from Guilford College. Ann holds an active real estate license in the State of Arizona.

Employment Contracts

We intend to enter into an employment agreement with Michael D. Roberts. The anticipated terms of the employment agreement are briefly summarized below.

Michael D. Roberts. The employment agreement is expected to have a term of five years with an annual salary commencing at $250,000 increasing over the five years. Mr. Roberts also will participate in the Cash Bonus Plan described below. The agreement also will provide for customary vacation pay, health insurance and expense reimbursement. The employment contract will provide for certain payments to Mr. Roberts in the event of his resignation, retirement, or other termination of his employment with the Company or its subsidiaries, or any change in control of the Company, or a change in the person’s responsibilities following a change in control of the Company. Such provisions may have the effect of discouraging any acquisition of the Company or result in a lower purchase price.

Kent M. Flake, Christopher Artley and Ann Cuneo.  As of November 4, 2009, Sure Storage entered into employment agreements with Kent M. Flake, Christopher Artley and Ann N. Cuneo. The terms of these employment agreements are briefly summarized below.  The employment agreement with each employee provides for a three-year term, with annual renewals if not terminated but subject to earlier termination by Sur Storage upon death, disability, “cause” (as defined in the agreement) or without “cause”, and by the employee for “good reason” by the employee.  Each employee is given a title and any change to the title or such employee’s specific duties would permit the employee to terminate for “good reason.”  The employment agreements provide each employee a base salary (see the “Summary Compensation Chart” above), which may be increased by the Board; provided, however, that each employee has agreed to a reduced salary pending Sure Storage’s receipt of operating capital.  Each employee has been given the right to purchase a number of shares of restricted stock (see “Security Ownership Of Certain Beneficial Owners And Management” below), which shares vest as follows:  fifty percent (50%) vest over the three year terms of employment and fifty percent (50%) vest upon the accomplishment of certain performance criteria established between the employee and the Company. Each employee has the right to participate in compensation and other benefit plans established by the Company.  Each employee is entitled to 15 vacation days and is reimbursed for business expenses.  Upon termination, each employee may be entitled to certain severance payments, ranging from zero (upon termination for “cause”) to six months base salary (upon termination as a result of death or disability).  For purposes of the employment agreement, “cause” is defined to include, among other things, a material breach of the agreement, a failure to perform employee’s duties, a conviction of a felony or crime involving moral turpitude, embezzlement, fraud and any intentional misrepresentations that result in harm to Sure Storage.  The employment agreements also contain covenants regarding confidentiality and a prohibition on engaging in competing activities.

Upon closing of the Merger, each of the above named employees of Sure Storage will become employees of the Surviving Corporation, will retain their titles and duties and the Surviving Corporation will assume all obligations under the employment agreements.

DISSENTERS’ RIGHTS

Holders of Common Stock that follow the appropriate procedures are entitled to dissent from the Merger and receive payment of the fair value of their shares under Sections 92A.300 through 92A.500 of the Nevada Revised Statutes.

The following discussion summarizes the material applicable provisions of the Nevada dissenters’ rights statutes. You are urged to read the full text of the Nevada dissenters’ rights statutes, which is reprinted in its entirety and attached as Exhibit E to this Information Statement. A person having a beneficial interest in shares of Common Stock that are held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner if such person desires to perfect dissenters’ rights that such person may have.

This discussion and Exhibit E should be reviewed carefully by you if you desire to exercise statutory dissenters’ rights or desire to preserve the right to do so because failure to strictly comply with any of the procedural requirements of the Nevada dissenters’ rights statutes may result in a termination or waiver of such rights.

No later than 10 days after the Effective Time of the Merger, the Surviving Corporation will send a dissenter’s notice to all stockholders entitled to assert dissenters’ rights. Such notice will (i) state where demand for payment must be sent and when and where the share certificates for dissenting shares must be deposited, (ii) inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received, (iii) supply a form for demanding payment, (iv) set a date by which the Surviving Corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered, and (v) be accompanied by a copy of the Nevada dissenters’ rights statutes.

If you then elect to dissent, you must file with a written notice of dissent with us in which you state that you intend to demand payment for your shares of Common Stock and certify that you are the beneficial owner of such shares, and you must deposit your share certificates in accordance with the dissenter’s notice. Such written notice must be delivered before the deadline set forth in the dissenter’s notice. If you fail to comply with these requirements, you will not be entitled to dissenters’ rights.

Within 30 days of the Merger and the receipt of demand for the fair value of the dissenters’ shares, the Surviving Corporation will pay each dissenter who complied with the required procedures the amount it estimates to be the fair value of the dissenters’ shares, plus accrued interest. Additionally, the Surviving Corporation will mail to each dissenting stockholder, among other things, a statement as to how fair value was calculated, a statement as to how interest was calculated, a statement of the dissenters’ right to demand payment of fair value under the Nevada Revised Statutes and a copy of the relevant provisions of the Nevada dissenters’ rights statutes.

The “fair value” of the shares as used in the Nevada dissenters’ rights statutes is the value of the shares immediately before the effectuation of the Merger, excluding an appreciation or depreciation in anticipation of the Merger unless exclusion would be inequitable.

A dissenting stockholder, within 30 days following receipt of payment for the shares, may send us a notice containing such dissenting stockholder’s own estimate of fair value and accrued interest and demand payment for that amount less the amount received pursuant to our payment of fair value to such stockholder.

If a demand for payment remains unsettled, the Surviving Corporation will petition the court to determine fair value and accrued interest. If the Surviving Corporation fails to commence an action within 60 days following the receipt of the stockholder’s demand, the Surviving Corporation will pay to the stockholder the amount demanded by the stockholder in the stockholder’s notice containing the stockholder’s estimate of fair value and accrued interest.

All dissenting stockholders, whether residents of Nevada or not, must be made parties to the action, and the court will render judgment for the fair value of their shares. Each party must be served with the petition. The judgment shall include payment for the amount, if any, by which the court finds the fair value of such shares, plus interest, exceeds the amount already paid. If the court finds that the demand of any dissenting stockholder for payment was arbitrary, vexatious or otherwise not in good faith, the court may assess costs, including reasonable fees of counsel and experts, against such stockholder. Otherwise the costs and expenses of bringing the action will be determined by the court. In addition, reasonable fees and expenses of counsel and experts may be assessed against the Surviving Corporation if the court finds that the Surviving Corporation did not substantially comply with the requirements of the Nevada dissenters’ rights statutes or that the Surviving Corporation acted arbitrarily, vexatiously or not in good faith with respect to the rights granted to dissenters under the Nevada Revised Statutes.

If you desire to seek dissenters’ rights, you are urged to review the applicable Nevada statutes attached to this Information Statement as Exhibit E.

FEDERAL INCOME TAX CONSEQUENCES OF MERGER

The Merger will constitute a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended, and no gain or loss will be recognized to holders of securities of the Company as a result of the Merger.

Stockholders should consult their own tax advisors as to the effect of the Merger under federal, state, local or foreign income tax laws.

The Company will not recognize gain, loss or income for federal income tax purposes as a result of the Merger.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements as such term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission (the “SEC”) in its rules, regulations and releases, which represent the Company’s expectations or beliefs, including but not limited to statements concerning the Company’s or the Surviving Corporation’s operations, economic performance, financial condition, growth and acquisition strategies, investments and future operational plans. For this purpose, statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond the Company’s control, and actual results may differ materially depending on a variety of important factors, including uncertainty related to acquisitions, governmental regulation, managing and maintaining growth, volatility of stock prices and other factors discussed in this and other of the Company’s filings with the SEC.

INCORPORATION OF FINANCIAL INFORMATION

The Company’s financial information, financial statements and Management’s Discussion and Analysis are incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009, filed with the SEC on February 23, 2010, and the Quarterly Report on Form 10-Q for the period ended December 31, 2009, filed with the SEC on March __, 2010.  You may request a copy of this filing at no cost by writing or telephoning us at the following address:

SMARTDATA CORPORATION

P.O. Box 573633

Murray, UT 84157

(801) 557-6748

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple stockholders sharing an address unless the Company receives contrary instructions from one or more of the stockholders. The Company will undertake to deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement to the Company at P.O. Box 573633, Murray, UT 84157, Attn: Corporate Secretary or (b) by telephoning the Company at (801) 557-6748. If multiple stockholders sharing an address have received one copy of this Information Statement and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or telephone the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request also may be made by mail or telephone to the Company’s principal executive offices.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the information and reporting requirements of the Exchange Act, and in accordance with the Exchange Act the Company files periodic reports, documents and other information with the SEC relating to its business, financial statements and other matters. Reports and other information filed with the SEC by the Company can be inspected and copies at the public reference facilities maintained at the SEC at 100 F Street NW, Washington, D.C. 20549. The Company’s SEC filings also are available to the public from the SEC’s website, http://www.sec.gov.

INDEX OF EXHIBITS

Exhibit A:    Agreement and Plan of Merger

Exhibit B:    Reverse Stock Split Certificate of Amendment

Exhibit C:    Amended and Restated Surviving Corporation Articles of Incorporation

Exhibit D:    Amended and Restated Surviving Corporation Bylaws

Exhibit E:    Nevada Revised Statutes Concerning Dissenter’s Rights

Exhibit A

Agreement and Plan of Merger

Exhibit B

Reverse Stock Split Certificate of Amendment

Exhibit C

Amended and Restated Surviving Corporation Articles of Incorporation

Exhibit D

Amended and Restated Surviving Corporation Bylaws

Exhibit E

Nevada Revised Statutes Concerning Dissenters’ Rights

(NRS Chapter 92A: Sections 92A.300 – 92A.500)

92A.300 Definitions.

As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

92A.305 “Beneficial stockholder” defined.

“Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

92A.310 “Corporate action” defined.

“Corporate action” means the action of a domestic corporation.

92A.315 “Dissenter” defined.

“Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

92A.320 “Fair value” defined.

“Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

92A.325 “Stockholder” defined.

“Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation.

92A.330 “Stockholder of record” defined.

“Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation.

92A.335 “Subject corporation” defined.

“Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

92A.340 Computation of interest.

Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.

92A.350 Rights of dissenting partner of domestic limited partnership.

A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

92A.360 Rights of dissenting member of domestic limited-liability company.

The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

92A.370 Rights of dissenting member of domestic nonprofit corporation.

1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

1. Except as otherwise provided in NRS 92A.370 and 92A.390, any stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

(a) Consummation of a conversion or plan of merger to which the domestic corporation is a constituent entity:

(1) If approval by the stockholders is required for the conversion or merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the conversion or plan of merger; or

(2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

(b) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if his shares are to be acquired in the plan of exchange.

(c) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

(d) Any corporate action not described in paragraph (a), (b) or (c) that will result in the stockholder receiving money or scrip instead of fractional shares except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207.

2. A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

3. From and after the effective date of any corporate action described in subsection 1, no stockholder who has exercised his right to dissent pursuant to NRS 92A.300 to 92A.500, inclusive, is entitled to vote his shares for any purpose or to receive payment of dividends or any other distributions on shares. This subsection does not apply to dividends or other distributions payable to stockholders on a date before the effective date of any corporate action from which the stockholder has dissented.

92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

(a) The articles of incorporation of the corporation issuing the shares provide otherwise; or

(b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

(1) Cash, owner’s interests or owner’s interests and cash in lieu of fractional owner’s interests of:

(I) The surviving or acquiring entity; or

(II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner’s interests of record; or

(2) A combination of cash and owner’s interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).

2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

1. A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

2. A beneficial stockholder may assert dissenter’s rights as to shares held on his behalf only if:

(a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and

(b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

92A.410 Notification of stockholders regarding right of dissent.

1. If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters’ rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

2. If the corporate action creating dissenters’ rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters’ rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430.

92A.420 Prerequisites to demand for payment for shares.

1. If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights:

(a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(b) Must not vote his shares in favor of the proposed action.

2. If a proposed corporate action creating dissenters’ rights is taken by written consent of the stockholders, a stockholder who wishes to assert dissenters’ rights must not consent to or approve the proposed corporate action.

3. A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his shares under this chapter.

92A.430 Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents.

1. The subject corporation shall deliver a written dissenter’s notice to all stockholders entitled to assert dissenters’ rights.

2. The dissenter’s notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

(a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not he acquired beneficial ownership of the shares before that date;

(d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

(e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

92A.440 Demand for payment and deposit of certificates; retention of rights of stockholder.

1. A stockholder to whom a dissenter’s notice is sent must:

(a) Demand payment;

(b) Certify whether he or the beneficial owner on whose behalf he is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

(c) Deposit his certificates, if any, in accordance with the terms of the notice.

2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.

3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his shares under this chapter.

92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder.

1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

2. The person for whom dissenter’s rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.

92A.460 Payment for shares: General requirements.

1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a) Of the county where the corporation’s principal office is located;

(b) If the corporation’s principal office is not located in this State, in Carson City; or

(c) At the election of any dissenter residing or having its principal office in this State, of the county where the dissenter resides or has its principal office.

The court shall dispose of the complaint promptly.

2. The payment must be accompanied by:

(a) The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year and the latest available interim financial statements, if any;

(b) A statement of the subject corporation’s estimate of the fair value of the shares;

(c) An explanation of how the interest was calculated;

(d) A statement of the dissenter’s rights to demand payment under NRS 92A.480; and

(e) A copy of NRS 92A.300 to 92A.500, inclusive.

92A.470 Payment for shares: Shares acquired on or after date of dissenter’s notice.

1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters’ right to demand payment pursuant to NRS 92A.480.

92A.480 Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.

1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

2. A subject corporation shall commence the proceeding in the district court of the county where its principal office is located. If the principal office of the subject corporation is not located in the State, it shall commence the proceeding in the county where the principal office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located. If the principal office of the subject corporation and the domestic corporation merged with or whose shares were acquired is not located in this State, the subject corporation shall commence the proceeding in the district court in Carson City.

3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

(b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

92A.500 Legal proceeding to determine fair value: Assessment of costs and fees.

1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

(b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.